Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

           THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Agreement") is executed effective as of October 12, 2005, by and among Teltronics, Inc., a Delaware corporation (the "Company"), Tri-Link Technologies Inc., a corporation organized under the laws of Canada ("Tri-Link"), and Hargan-Global Ventures Inc., a corporation organized under the laws of Canada ("Hargan"). Tri-Link, Hargan and the Company are sometimes collectively referred to herein as the "Parties."

RECITALS

           WHEREAS, the Company and Tri-Link entered into an Agreement of Purchase and Sale of Vortex Assets, dated as of October 31, 2002, as amended by that certain Amendment No. 1 dated as of May 30, 2003 (collectively, the "Purchase Agreement");

           WHEREAS, pursuant to the terms of the Purchase Agreement, Tri-Link sold and transferred to the Company and the Company purchased and acquired certain technology known as the Vortex technology, as described more fully in the Purchase Agreement, in consideration for cash and delivery by the Company to Tri-Link of its promissory note, dated June 4, 2003, in the original principal amount of $2,250,000, as revised on October 31, 2003 (the "Original Note");

           WHEREAS, there is currently pending an arbitration proceeding, AAA Case #50 T 1810013404 (the "Pending Arbitration Proceeding"), that involves certain allegations by Tri-Link against the Company and by the Company against Tri-Link ("Arbitration Claims");

           WHEREAS, there is currently pending a civil action in the United States District Court for the Middle District of Florida, Tampa Division, Case No: 8:04-cv-2652-T-26IGW (the "Pending Federal Action") that involve certain allegations by the Company against Hargan ("Federal Claims");

           WHEREAS, one of the Federal Claims asserted by the Company in the Pending Federal Action, is the breach by Hargan of its obligations to the Company pursuant to the terms of an alleged Development Agreement, dated on or about August 1, 2002, between the Company and Hargan (the "Development Agreement");

           WHEREAS, each of the parties to the Pending Arbitration Proceeding and Pending Federal Action have denied the Arbitration Claims and the Federal Claims made against it and continues to deny any liability to the other party for any of the Arbitration Claims, the Federal Claims or otherwise; and

           WHEREAS, in order to avoid the time and expense of litigation, the Parties wish to compromise and settle all of the outstanding controversies between and among the Parties related to the Pending Arbitration Proceeding and Pending Federal Action, dismiss the Pending

Arbitration Proceeding and the Pending Federal Action with prejudice and without costs and enter into a mutual release, all on the terms set forth in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           PAYMENT; COMPANY COMMON STOCK CERTIFICATES; ORIGINAL NOTE.

          Simultaneously with the execution of this Agreement, the Company shall deliver to Tri-Link (a) an original promissory note, dated of even date herewith, executed by the Company for the benefit of Tri-Link, as payee, in the principal amount of $750,000 (the "New Note"), (b) $250,000 by wire transfer to an account previously designated in writing by the Tri-Link to the Company, (c) $750,000 currently held by Orion Bank, pursuant to the terms of that certain Irrevocable Standby Letter of Credit, dated February 4, 2005, Letter of Credit Number: 05-03, issued by Orion Bank in favor of Tri-Link for the account of the Company (the "Letter of Credit"), by wire transfer to an account previously designated in writing by the Tri-Link to the Company, (d) a stock certificate representing 450,000 shares of common stock, $.001 par value, of the Company ("Common Stock") issued by the Company to Tri-Link (the "First Certificate") and (e) a stock certificate representing 300,000 shares of Common Stock issued by the Company to Tri-Link (the "Second Certificate"). Simultaneously with the execution of this Agreement, Tri-Link shall deliver to the Company the Original Note for cancellation.

          Tri-Link acknowledges and understands that the issuance of the shares of Common Stock represented by the First Certificate and Second Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold to Tri-Link pursuant to an exemption from registration contained in the Securities Act.

          Tri-Link consents and agrees to the imprinting of the following legend on the First Certificate and Second Certificate.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, CONFIRMED BY AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

          For purposes of calculating any applicable holding period pursuant to the provisions of Rule 144 promulgated under the Securities Act, the Company and Tri-Link, acknowledge and agree that, the full purchase price or other consideration relating to the shares of Common Stock represented by the First Certificate and Second Certificate was paid by Tri-Link to the Company no later than December 1, 2003 and March 12, 2004, respectively.

          In connection with the Company's issuance to Tri-Link of the 750,000 shares of restricted Common Stock of the Company represented by the First Certificate and the Second Certificate (collectively, the "Restricted Securities"), Tri-Link represents and warrants as follows:

            (a)      investment and not with a view to the distribution thereof or with any present intention of distributing or selling the Restricted Securities in violation of the Securities Act.

            (b)      The Restricted Securities have not been registered under the Securities Act.

            (c)       Unless the Restricted Securities are registered under the Securities Act, or an exemption from registration is available and the availability of such exemption is confirmed by an opinion of legal counsel reasonably satisfactory in form and substance to the Company and/or legal counsel for the Company, the Restricted Securities may not be transferred.

            (d)       Tri-Link may be required (and is able) to bear the economic risk of the investment until the Restricted Securities are registered or an exemption from registration is available. Tri-Link acknowledges and agrees that the restrictive securities legend set forth on the First Certificate and Second Certificate cannot be removed, except in accordance with Rule 144 promulgated under the Securities Act.

          The Company agrees to cooperate fully and promptly, and use its best efforts to cause its transfer agent to cooperate fully and promptly, in any transfer in accordance with the Securities Act of shares of Common Stock beneficially owned by Tri-Link, including, without limitation, removing any restrictive securities legend from any certificates representing such shares as permitted by the Securities Act and any applicable state and/or provincial laws, rules and regulations. The Company acknowledges and agrees that the law firm of Greenberg Traurig, LLP is reasonably acceptable to the Company for the purpose of issuing legal opinions in connection with any such transfer or the removal of any restrictive securities legend.

2.          MUTUAL RELEASES.

          2.1.      Releases by the Company.   The Company, on behalf of itself and its officers, directors and employees solely in their capacity as officers, directors and employees of the Company and on behalf of their respective successors and assigns (collectively, the "Company Releasing Parties") does hereby irrevocably remise, release and forever discharge and shall hold harmless and indemnify (if any other person or entity files a claim by, on behalf of, or through any Company Releasing Party), Tri-Link and Hargan and their respective officers, directors, shareholders, agents, legal counsel, accountants, service providers, employees, successors and assigns (collectively, the "Tri-Link and Hargan Released Parties") from any and all costs

(including costs of suit, attorney's fees and expenses), expenses, monies due or owing, suits, debts, obligations, claims, damages, demands, liabilities, actions and causes of action of every kind and character, known by the Company Releasing Parties as of the effective date hereof, whether contingent or absolute, which any Company Releasing Party has had or now has against any of the Tri-Link and Hargan Released Parties, accruing by reason of any cause, matter or thing whatsoever from the beginning of time to the effective date hereof, including specifically but not exclusively any matter, cause or thing arising out of or related to the Pending Arbitration Proceeding, the Pending Federal Action, the Purchase Agreement, the Development Agreement and the Original Note.

          2.2.      Releases by Tri-Link and Hargan.   Tri-Link and Hargan, on behalf of themselves and their respective officers, directors and employees solely in their capacity as officers, directors and employees of Tri-Link and Hargan and on behalf of their respective successors and assigns (collectively, the "Tri-Link and Hargan Releasing Parties") do each hereby irrevocably remise, release, acquit and forever discharge and shall hold harmless and indemnify (if any other person or entity makes a claim by, on behalf of, or through any Tri-Link and Hargan Releasing Party), the Company and its officers, directors, shareholders, agents, legal counsel, accountants, service providers, employees, successors and assigns (collectively, the "Company Released Parties") from any and all costs (including costs of suit, attorney's fees and expenses), expenses, monies due or owing, suits, debts, obligations, claims, damages, demands, liabilities, actions and causes of action of every kind and character, known by the Tri-Link and Hargan Releasing Parties as of the effective date hereof, whether contingent or absolute, which any Tri-Link and Hargan Releasing Party has had or now has against any of the Company Released Parties accruing by reason of any cause, matter or thing whatsoever from the beginning of time to the effective date hereof including specifically but not exclusively any matter, cause or thing arising out of or related to: (i) the Pending Arbitration Proceeding, the Pending Federal Action, the Purchase Agreement, the Development Agreement and the Original Note; (ii) any alleged violation of any federal, state or provincial securities laws; and (iii) alleged breach of any claimed fiduciary duty under any federal, state or provincial securities law or any other law, rule or regulation.

          2.3.      Miscellaneous Provisions Related to the Releases.

            (a)      Claims released pursuant to the releases in this Section 2 include but are not limited to claims based on or arising out of fraud, negligence, gross negligence, libel, slander or other tortious act on the part of any person or entity being released pursuant hereto.

            (b)      It is the specific intent and purpose of this instrument to be a full, final and complete, remise, release, discharge, compromise, settlement, accord and satisfaction of any and all claims or causes of action of every kind and character asserted or that could have been asserted in the Pending Arbitration Proceeding and Pending Federal Action.

            (c)      Each of the Company, Tri-Link and Hargan acknowledges that it may hereafter discover facts different from, or in addition to, those which it now believes to be true with respect to any and all of the liabilities, claims, causes of action, damages, costs or demands herein released.

            (d)      Each of the Company, Tri-Link and Hargan acknowledges that it is fully informed and aware of its rights to receive independent legal advice regarding the advisability of entering into this release and has received independent legal advice from its attorney with regard to the advisability of executing this release. Each of the Company, Tri-Link and Hargan further acknowledges that it has made an investigation of the facts pertaining to this release as it has deemed necessary, and, further, acknowledges that it has not relied upon any statement or representation of any of the other Parties.

            (e)      Each of the Company, Tri-Link and Hargan acknowledge and agree that in executing this Agreement and the other documents delivered under this Agreement, they do not rely and have not relied upon any representation, warranty or statement made by any other Party or any of its agents, representatives or attorneys with regard to the subject matter, basis or affect of this Agreement and any of the other documents delivered under this Agreement or otherwise.

            (f)      Notwithstanding anything in this Agreement to the contrary, no Party is released from such Party's covenants, obligations, representations, warranties and agreements to the extent set forth in, or the party's rights related to, (i) this Agreement and (ii) the New Note.

3.           REPRESENTATIONS AND WARRANTIES.

          3.1.      Representations and Warranties of the Company.   The Company hereby represents and warrants to Tri-Link and Hargan as follows:

            (a)      Corporate Power.   The Company has the requisite corporate power and authority to enter into this Agreement and the New Note and consummate the transactions contemplated hereby.

            (b)      Authority.   This Agreement, the New Note and the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

            (c)      No Defaults.   The execution, delivery and performance of this Agreement, the New Note and the consummation of the transactions contemplated hereby, do not and will not constitute a breach or violation of, or a default under, the Company's articles of incorporation or bylaws.

            (d)      No Assignment.   The Company has not assigned, sold, transferred or hypothecated any of the Arbitration Claims or Federal Claims or any rights under the Purchase Agreement or the Development Agreement.

          3.2.      Representations and Warranties of Tri-Link.   Tri-Link hereby represents and warrants to the Company as follows:

            (a)      Corporate Power. Tri-Link has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

            (b)      Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Tri-Link and is a valid and binding agreement of Tri-Link enforceable against Tri-Link in accordance with its terms.

            (c)      No Defaults.   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not constitute a breach or violation of, or a default under, Tri-Link's articles of incorporation or bylaws.

            (d)      No Assignment.   Tri-Link has not assigned, sold, transferred or hypothecated any of the Arbitration Claims or any rights under the Purchase Agreement or the Original Note (except to the extent that any assignment was subsequently reassigned to Tri-Link and Tri-Link is now the sole beneficial owner of Original Note).

          3.3.      Representations and Warranties of Hargan.   Hargan hereby represents and warrants to the Company as follows:

            (a)      Corporate Power.   Hargan has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

            (b)      Authority.   This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Hargan and is a valid and binding agreement of Hargan enforceable against Hargan in accordance with its terms.

            (c)      No Defaults.   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not constitute a breach or violation of, or a default under, Hargan's articles of incorporation or bylaws.

            (d)      No Assignment.   Hargan has not assigned, sold, transferred or hypothecated any of the Federal Claims or any rights under the Development Agreement.

4.      DISMISSAL WITH PREJUDICE OF PENDING ARBITRATION PROCEEDING.

          Contemporaneously with the execution of this Agreement, the Company and Tri-Link shall notify the arbitration panel responsible for the Pending Arbitration Proceeding (the "Panel") (a) that this Agreement has been reached between the Company and Tri-Link, (b) instructing the Panel to deliver an original and two copies of a written notice to Orion Bank, pursuant to the terms of the Letter of Credit instructing Orion Bank to deliver all of the funds (the "Funds") held pursuant to the terms of the Letter of Credit to Tri-Link, (c) instructing the Panel to deliver an original of a written notice to Katten Muchin Davis Rosenman (the "Escrow Agent"), pursuant to the terms of that certain Arbitration Escrow Agreement, dated February 1, 2005, between the Company and the Escrow Agent, instructing the Escrow Agent to deliver the Source Code (as defined in the Arbitration Escrow Agreement) to the Company, and (d) instructing the Panel to terminate with prejudice the Pending Arbitration Proceeding. With respect to the Pending Arbitration Proceeding, the Company and Tri-Link shall each take all actions necessary or appropriate to cause the Panel to deliver the Funds to Tri-Link and the Source Code to the Company and to cause the Panel to dismiss the Pending Arbitration Proceeding with prejudice and without costs to the other.

5.      DISMISSAL WITH PREJUDICE OF PENDING FEDERAL ACTION.

          Contemporaneously with the execution of this Agreement, the Company and Hargan shall notify the United States District Court of the of the Middle District of Florida, Tampa Division (the "Court") that this Agreement has been reached between the Company and Hargan. With respect to the Pending Federal Action, the Company and Hargan shall each (a) take all necessary actions to ensure that the Court removes the action from the non-jury trial docket, without prejudice and without costs to the other; (b) refrain from initiating any discovery, including, without limitation, the taking of depositions, from the date of execution of this Agreement through the date of entry of an Order approving this Agreement; and (c) file a Joint Motion for Approval of the Settlement Agreement and an Order dismissing all claims, counterclaims and third party claims with prejudice and without costs to the other, with a reservation of jurisdiction to enforce the terms of this Agreement and the New Note.

          At the time this Agreement is approved by the Court, all claims, cross-claims and counterclaims asserted by the Company or Hargan in the Pending Federal Action shall be dismissed with prejudice and without costs to the other.

6.      NON-DISPARAGEMENT.

          Tri-Link and Hargan each hereby agrees not to make (including orally, in writing or utilizing the Internet) any disparaging or negative comment to any other person or entity regarding (i) the Company or its directors, officers, employees, affiliates, legal counsel and accountants or (ii) the circumstances surrounding this Agreement. The Company hereby agrees not to make (including orally, in writing or utilizing the Internet) any disparaging or negative comment to any other person or entity regarding (i) Tri-Link or Hargan or their respective directors, officers, employees, affiliates, legal counsel and accountants or (ii) the circumstances surrounding this Agreement.

7.      COVENANTS.

          7.1.      Control.   Tri-Link and Hargan, on behalf of themselves and their officers, directors and employees solely in their capacities as officers, directors and employees and on behalf of their respective successors and assigns, agree for a period of ten years from the effective date of this Agreement, not to and not assist or encourage any other person to, directly or indirectly, (a) exercise, assert, claim, acquire or seek to acquire control of Teltronics, or (b) seek or propose to influence control of Teltronics's board of directors, management or policies. Notwithstanding the foregoing, Tri-Link and Hargan and their respective successors and assigns shall have the right to vote any securities now owned or hereafter acquired by them, so long as Tri-Link, Hargan and their respective successors and assigns have complied with the agreements contained in this Section.

          7.2.      Preemptive Right.   If the Company desires to issue or sell (a "Transaction") any of its securities (except (i) to its employees who are not officers or directors, (ii) to its employees who are officers and/or directors under the Company's existing savings plan and (iii) to its employees who are officers and/or directors pursuant to the exercise of stock options granted or that may be granted under the current terms of the Company's existing stock option plan), including the issuance or sale of any option or warrant or any indebtedness convertible into any equity securities of the Company (the "Offered Securities"), the Company must comply with the provisions of this Section prior to consummating any Transaction of any Offered Securities. In connection with any issuance of sale of Offered Securities, the Company agrees to submit to Tri-Link a written offer (the "Offer") to sell, on the same terms and conditions, including price, a portion of the Offered Securities, so that the percentage of ownership and voting rights of Tri-Link in the Company's securities immediately before the consummation of the Transaction will be the same as immediately following the consummation of the Transaction ("Tri-Link's Portion"). The Offer shall disclose the price, the number of Offered Securities, the rights, benefits, terms and other provisions of the Offered Securities and any other the terms and conditions of the Transaction. Tri-Link shall have the irrevocable and exclusive option, but not the obligation (the "Option"), to purchase all or a portion of Tri-Link's Portion of the total number of Offered Securities in the Transaction. The Option shall be exercisable by Tri-Link by giving notice of such exercise (the "Exercise Notice") to the Company within ten business days following receipt of the Offer. The Exercise Notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such securities. Failure by Tri-Link to exercise the Option or to give an Exercise Notice shall be deemed an election by Tri-Link not to exercise the Option and if Tri-Link does not exercise the Option then the Company may sell the Offered Securities at any time during the ensuing 60 days in strict conformity with the terms set forth in the Offer. Any such sale shall be at a price and upon other terms and conditions, if any, not more favorable to the purchaser of the Offered Securities than those specified in the Offer. If at the end of such 60-day period the Company has not sold the Offered Securities, all restrictions on the sale or transfer of the Offered Securities set forth in this Section shall again be in effect. Notwithstanding anything in this Section to the contrary, Tri-Link shall not have the Option with respect to any given Transaction to purchase any of the Offered Securities, if the lead underwriter or bona fide third party placement agent retained by the Company in connection with the offering of the Offered Securities reasonably determines in writing prior to the commencement of such offering that the exercise of the Option by Tri-Link would materially and adversely affect the offering of the Offered Securities.

          7.3      Affiliated Transactions.   The Company shall not issue or sell any shares of its Common Stock or other equity securities to any affiliate (as such term is defined in the federal securities laws) of the Company, except at a price at least equal to the then fair market value of such shares of its Common Stock or other equity securities.

          7.4      No Claims Covenant.   Tri-Link and Hargan on behalf of themselves and their respective officers, directors and employees solely in their capacities as officers, directors and employees and on behalf of Tri-Link's and Hargan's respective successors and assigns shall not directly or indirectly initiate, file, direct, support, participate in, or facilitate any complaint, claim, litigation, action, suit or proceeding by or on behalf of any party, individually, derivatively or as representative of any other person(s) or entity, against the Company and/or any of its officers, directors, shareholders, subsidiaries, partners, co-venturers and/or their respective affiliates:

          (a)      Alleging any violation of any federal, state or provincial securities law that occurred prior to the date of this Agreement;

          (b)      Alleging breach of any claimed duty under any federal, state or provincial securities law or any law, rule or regulation related to or arising out of any activity or transaction that were entered into prior to the date of this Agreement; and

          (c)      Contesting, complaining or otherwise asserting any objection to the validity of the issuance and/or exercise of the rights, powers, privileges and other terms under any and all securities of the Company outstanding as of the date of this Agreement, or alleging that any securities of the Company outstanding as of the date of this Agreement were not authorized or in any way not enforceable in accordance with their respective terms.

  Nothing in this Section 7.4 shall preclude Tri-Link and Hargan and their respective officers, directors and employees from providing any testimony or evidence in connection with any complaint, claim, litigation, action, suit or proceeding institued by or on behalf of any party to the extent that any of them are compelled do so by any subpeona, order or applicable law.

            7.5      Series B Preferred Stock.   The Parties acknowledge and agree that the agreements and releases set forth in this Agreement do not in any manner whatsoever expand, limit or modify any rights or obligations relating to the Company's outstanding shares of Series B Preferred Stock.

  8.           MISCELLANEOUS.

            8.1.      Non-Admission of Liability.   Neither this Agreement nor anything contained herein shall constitute or is to be construed as an admission by any of the Parties as evidence of any liability, wrongdoing or unlawful conduct.

            8.2.      No Assignment.   Except as provided herein, the Parties hereby represent and warrant to each other that they have not made any sale, assignment, transfer, conveyance or other disposition of any of their actual or potential claims, actions, cross-claims, counterclaims, defenses and causes of action against each other and that they are authorized to execute, deliver and perform under this Agreement.

            8.3.      Survival of Representations and Warranties.   All representations and warranties contained herein or made in writing by any Party in connection herewith will survive the execution and delivery of this Agreement indefinitely.

            8.4.      Time is of the Essence.   Time is of the essence.

            8.5.      Venue.   Sole and exclusive venue for enforcement of this Agreement and any subsequent court proceedings thereon or relating thereto shall be in the federal and state trial courts located in Hillsborough County, Florida.

            8.6.      Waiver.   The failure of any Party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but the Parties hereto shall have the right to declare any such default at any time. No waiver by any party of a default by another party shall be implied, and no express waiver by any party shall affect any default other than the default specified in such waiver and then only for the time and extension stated therein. No waiver of any term, provision, condition or covenant of this Agreement by any party shall be deemed to imply or constitute a further waiver by any party of any other term, provision, condition or covenant of this Agreement. Notwithstanding any applicable law, the terms of this Section and the other provisions of this Agreement may not be waived by any prior, contemporaneous, concurrent, or subsequent course of dealing, course of conduct or trade practice.

            8.7.      Arms-Length Agreement.   The parties hereto mutually acknowledge and agree that this Agreement and the matters memorialized herein have been fully negotiated with the assistance of counsel at arms-length. The parties further stipulate and agree that (a) the choice of law, venue and jurisdiction clauses contained in this Agreement are reasonable, (b) neither party had overwhelming bargaining power and (c) all parties were represented by counsel of their choice and were fully advised concerning this Agreement.

            8.8.      Entire Agreement.   The parties are not relying upon any prior, contemporaneous, or concurrent oral, tacit, or written representation, statement, letter agreement, understanding, side-deal, inducement, warranty, or utterance as an inducement to enter into this Agreement. This written Agreement constitutes the entire understanding of the parties with respect to the matters contained herein and all oral, tacit, or written representations, side-deals, conversations, inducements, understandings, warranties, utterances or agreements made prior to, contemporaneously with, and/or concurrently with the execution and delivery of this Agreement are merged into this written document and are of no further force and effect.

            8.9.      Modifications.   No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by all Parties to this Agreement. Notwithstanding any applicable law, the terms of this Section and all other provisions of this Agreement may not be waived by any prior, contemporaneous, concurrent, or subsequent course of dealing, course of conduct, trade practice, or attempted modification.

            8.10.      Successors and Parties In Interest.   This Agreement is binding upon all parties and, as applicable, its or his officers, directors, shareholders, affiliates, parent companies, subsidiaries, related entities, employees, representatives, legal representatives, assigns, transferees, predecessors, heirs, partners, principals, attorneys and agents.

            8.11.      Construction.   This Agreement was negotiated and prepared jointly by the Parties hereto and their respective legal counsel. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which Party caused such provisions to be drafted. The headings in this Agreement are only for convenience and cannot be used in interpretation.

            8.12.      Attorneys' Fees.   In any proceeding to enforce or concerning this Agreement, in addition to any other relief that the prevailing Party may be entitled to, the prevailing Party shall be entitled to recover its attorneys' fees and costs incurred at the trial and appellate levels, including, without limitation, any attorneys' fees and costs incurred in litigating the entitlement to and amount of such attorneys' fees and costs.

            8.13.      Choice of Law.    This Agreement shall be construed in accordance with the laws of the State of Florida, and any dispute arising out of, connected with, related to, or incidental to the relationship between the parties in connection with this Agreement, whether arising in tort, contract, equity, or otherwise, shall be resolved in accordance with the internal laws (as opposed to the conflicts of laws provisions) and decisions of the State of Florida.

            8.14.      Consent to Jurisdiction.   The Parties hereby irrevocably:

                        (a)      consent to any suit, action or proceeding with respect to this Agreement being brought in the state and federal courts of competent jurisdiction located in Hillsborough County, Florida.

                        (b)      waive to the fullest extent permitted by law governing this Agreement any objection that it or they may have now or hereafter to the laying of the venue of any such suit, action or proceeding under paragraph (a) above in any such court and any claim that any such suit, action or proceeding under paragraph (a) above has been brought in an inconvenient forum;

                        (c)      acknowledge the competence of any such court, submit to the jurisdiction of any such court in any such suit, action or proceeding and agree that the final non-appealable judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it or they and may be enforced in the courts of the jurisdiction in which its or their principal office or residence is located, subject to any provision of the law of such jurisdiction of general applicability relating to enforcement proceedings, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the nature of its obligation, provided that service of process is effected upon such person in the manner specified below or as otherwise permitted by law; and

                       (d)      waive immunity (to the extent that it or they has or have or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process therein) to the fullest extent permitted by law and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (i) it or they is or are not personally subject to the jurisdiction of the above named court, (ii) it or they is or are immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to it or they or its or their property or (iii) this Agreement or the subject matter hereof may not be enforced in or by such courts.

            8.15.      Severability.    Wherever possible, each portion of this Agreement shall be interpreted in such a manner as to be valid, effective and enforceable under the applicable law. If any portion of this Agreement is held to be invalid, illegal, against public policy, or unethical by a court of competent jurisdiction or other regulatory or administrative authority, under the terms hereof, such provision shall be severed therefrom and such invalidity shall not affect any other portion of this Agreement, the balance of which shall remain in, and have its intended, full force and effect.

            8.16.      Notices.   All notices permitted under this Agreement shall be sent:

For the Company:	Teltronics, Inc. 2150 Whitfield Industrial Way Sarasota, Florida 34243 Facsimile: (941) 751-7724

With a copy to:	Blair & Roach, LLP 2645 Sheridan Drive Tonawanda, New York 14150 Attention: John N. Blair, Esq. Facsimile: 716-834-9197

For Tri-Link:	Tri-Link Technologies Inc. 5th Floor 1199 West Hastings Vancouver, British Columbia V6E 3T5 Canada Attention: Sam Ifergan, President Facsimile: 416-603-0800

With a copy to:	Greenberg Traurig, LLP 13155 Noel Road, Suite 600 Dallas, Texas 75240 Attention: Phillip J. Kushner, Esq.

Facsimile: 972-628-4603 and Greenberg Traurig, P.A. 450 South Orange Avenue, Suite 650 Orlando, Florida 32801 Attention: David Oliver, Esq. Facsimile: 407-841-1295

For Hargan:	Hargan-Global Ventures, Inc. 19 Lowther Avenue Toronto, Ontario M5R 1C5 Canada Attention: Sam Ifergan, President Facsimile: 416-603-0800

With a copy to:	Greenberg Traurig, LLP
  13155 Noel Road, Suite 600
  Dallas, Texas 75240
  Attention: Phillip J. Kushner, Esq.
  Facsimile: 972-628-4603

  and

  Greenberg Traurig, P.A.
  450 South Orange Avenue, Suite 650
  Orlando, Florida 32801
  Attention: David Oliver, Esq.
Facsimile: 407-841-1295

  or such other addresses which the Parties may designate in writing from time to time.

            8.17.      Counterparts.   If the Parties deem it expedient, this Agreement may be executed in counterparts, with each counterpart being of equal dignity.

            8.18.      Further Documents.   In the event that further documents are required or permitted to be executed in order to effectuate the purposes of this Agreement, then each of the Parties hereby covenant and agree that they shall execute such documents within three business days of receipt of such request, together with a copy of the proposed documents.

            8.19.      Mutual Signature.   The Parties expressly acknowledge and agree that this Agreement is not binding on any Party unless and until it has been signed by all Parties in the spaces provided below or in counterparts and unless and until payment has been made as contemplated hereunder.

            8.20.      Legality.   The parties represent, warrant and covenant that they know of no reason why this Agreement is in violation of any federal, state, or local statute, regulation, rule or ordinance.

            8.21.      Jury Trial.   AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL OR TO HAVE A JURY PARTICIPATE IN RESOLVING A DISPUTE, WHETHER SOUNDING IN TORT, CONTRACT, EQUITY, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT.

  IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement and Mutual Release on the date first set forth above.

TELTRONICS, INC. By: /S/ EWEN R. CAMERON —————————————— Ewen Cameron, President

TRI-LINK TECHNOLOGIES INC. By: /S/ SAM IFERGAN —————————————— Sam Ifergan, President

HARGAN-GLOBAL VENTURES, INC., By: /S/ SAM IFERGAN —————————————— Sam Ifergan, President